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                                                                   EXHIBIT 3.2

     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)

                              SHARE HANDLING RULES

                          CHAPTER 1 GENERAL PROVISIONS

Article 1 (Purpose)

These Regulations shall, in accordance with Articles 10 and 11 of the Articles of Incorporation of the Company, stipulate the kinds of Share Certificates, matters relating to the handling of the shares and fractional shares and charges relating thereto, and the Transfer Agent. Chapter 10 of these Rules shall also stipulate the handling of beneficial shareholders.

Article 2 (Transfer Agent)

The person who shall act as the Transfer Agent, the central place where the Transfer Agent shall render its services, and the places where the Transfer Agent may render services are as written below:

        Transfer Agent : The Sumitomo Trust & Banking Co., Ltd. With its registered office at 4-5-33, Kitahama, Chuo-ku, Osaka

        The central place where the Transfer Agent shall render its services:
        Securities Department of The Sumitomo Trust & Banking Co., Ltd. At 1-4-4 Marunouchi, Chiyoda-ku, Tokyo

        The places where agent may render services: Head Office and all Branch offices in Japan of The Sumitomo Trust & Banking Co., Ltd.

Article 3 (Kinds of Share Certificates)

The Share certificates which the Company may issue shall be one (1) Share Certificates, ten (10) Share Certificates, hundred (100) Share Certificates, thousand (1,000) Share Certificates and such other kinds of Share Certificates as the Board of Directors may approve.

Article 4 (Procedures of Request, Report or offer)

1 All procedures regarding the request, report or offer for the services entrusted to the Transfer Agent shall be made to the Transfer Agent.

2 The request, report or offer under these Rules shall be made in the form(s) designated by the Company with the seal registered under
        Article 11 of these Rules.

3 If the request, report or offer as stipulated in the preceding paragraph shall be made through an agent or require the consent of the curator (hosanin) or the assistant (hoionin), the documents evidencing the authority to do so the documents evidencing the authority to do so or the documents evidencing the consent, as the case may be, shall be submitted.

4 If the request, report or offer as stipulated in paragraph 2 of this Article shall require a guarantor, the guarantor shall be one whom the Company accept as appropriate.

                          CHAPTER 2 TRANSFER OF SHARES

Article 5 (Transfer of Shares)

1 A request for registering a transfer of Shares shall be submitted in the designated form with relevant Share Certificate(s).

2 If a request for registering a transfer of Shares is submitted due to the reasons other than assignment of Shares, a document evidencing the acquisition of the Shares shall be submitted in addition to the documents as stipulated in the preceding paragraph, provided, however, that no Share Certificate(s) shall be submitted if relevant Share Certificate(s) have not been issued.

Article 6 (Transfer of Shares due to the reasons as specifically stipulated in
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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)


         Laws and Regulations)

If any Law or Regulation requires special procedures for the transfer of Shares, the request for registering a transfer of Shares shall be submitted in the designated form together with relevant Share Certificate(s) and the documents evidencing the completion of such special procedures.

          CHAPTER 3 REGISTER OF PLEDGES AND THE INDICATION OF THE TRUST

Article 7 (Register or Deletion of Pledges)

In case of a request to register or, amend or delete the register of pledges, a designated form with the seals of both of pledger and pledgee together with relevant Share Certificate(s) shall be submitted.

Article 8 (The Indication or Deletion of a Trusted Assets)

In case of a request to indicate or delete the indication of a trusted asset, a designated form with the seals of either of the trustee or the truster together with relevant Share Certificate(s) shall be submitted.

                   CHAPTER 4 NON-HOLDING OF SHARE CERTIFICATE

Article 9 (Offer not to hold Share Certificate)

1 An offer not to hold Share Certificate(s) shall be submitted in a designated form together with relevant Share Certificate(s), provided, however, that no Share Certificate(s) shall be submitted if relevant Share Certificate(s) have not been issued.

2 The Share Certificate(s) subject to the offer as stipulated in the preceding paragraph shall not be issued and not be deposited.

Article 10 (Request to Issue Share Certificate not held)

In case that a Shareholder who offered not to hold Share Certificate(s) wants to hold relevant Share Certificate(s), a designated form shall be submitted.

                            CHAPTER 5 VARIOUS REPORTS

Article 11 (Report of Address, Name and Seal of Shareholders and Others)

1 A Shareholder, registered Pledgee or their respective legal agents shall report their respective addresses, names and seals; provided, however, that a foreigner whose custom is to use autograph may replace his/her seal with his/her autograph.

2 The provisions of the preceding paragraph shall apply, mutatis mutandis, to the change(s) of the items reported thereunder.

Article 12 (Report of Non-resident Shareholders and others)

1 A Shareholder, registered Pledgee or their respective legal agents who are non residents of Japan shall report their respective resident agent(s) or the address(es) in Japan, in addition to the report as stipulated in the preceding paragraph.

2 The provisions of the preceding Article shall apply, mutatis mutandis, to the resident agent.

Article 13 (Representative of a Legal Entity)

1 If a Shareholder is a legal entity, a representative of such entity shall be reported.

2 In case of a change in the representative of a legal entity, a designated form together with an excerpt of the Corporate registration shall be submitted.



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Article 14 (Representative of Co-Shareholder)

1 Joint owners of Share(s) shall select a representative and a designated form to report the representative with signatures and seals of all joint owners affixed thereon shall be submitted.

2 The provisions of the preceding paragraph shall apply, mutatis mutandis, to the change of the representative.

Article 15 (Changes in the Expression in the registry of Shareholders and Share Certificate)

In case of the changes in the expressions in the registry of Shareholders and Share Certificate(s) due to the reasons as stated below, a designated form of report together with the Share Certificate(s) and the documents evidencing the changes shall be submitted, provided, however, that no Share Certificate(s) shall be submitted if relevant Share Certificate(s) have not been issued.

1       Changes of family name or given name

2 Establishment, change or termination of legal agent such as a person with parental authority, guardian, etc.

3       Changes of trade name of a legal entity or corporate name a legal entity

4       Reorganization of a legal entity

Article 16 (Report on the Loss of Share Certificate)

A report on the loss of Share Certificate(s) shall be submitted in a designated form together with documents the Company shall designate.

Article 17 (Application Mutatis Mutandis to Registered Pledgee, Etc.)

The provisions stipulated in this Chapter 5 shall apply mutatis mutandis to registered pledgees and holders of fractional Shares registered in the registry of fractional Shares.

                    CHAPTER 6 EXPRESSION OF SHARE CERTIFICATE

Article 17 (Expression of Shareholder)

1       The name of the Shareholder shall be written on a Share Certificate.

2 In case of a transfer of Shares, the date of the register in the registry of Shareholders and the item stipulated in the preceding paragraph shall be written in the column on the reverse side of a Share Certificate and the Agent for Registry shall confirm the same by affixing its seal on it.

3 In case of the report of the change of the name of a Shareholder in accordance with Paragraph 2 of Article 11, The provisions of the preceding paragraph shall apply, mutatis mutandis.

Article 18 (Expression of Pledges and Trusted Assets)

1 In case of a register or deletion of a pledge in accordance with the provisions of Article 7, the expression to that effect and the date of the register in the registry of Shareholders shall be written on relevant Share Certificate(s) and the Agent for Registry shall confirm the same by affixing its seal on it.

2 In case of a expression or deletion of trusted asset in accordance with the provisions of Article 8, the expression to that effect and the date of the register in the registry of Shareholders shall be written on relevant Share Certificate(s) and the Agent for Registry shall confirm the same by affixing its seal on it.

                   CHAPTER 7 RE-ISSUANCE OF SHARE CERTIFICATE

Article 19 (Re-Issuance due to Split or Consolidation)

1 In case of a re-issuance of Share Certificate(s) due to a split of or consolidation of Shares, a designated form together with relevant Share Certificate(s) shall be submitted.

2 The Company shall not issue Share Certificate for fractional Shares created by a split or consolidation of Shares.

Article 20 (Re-Issuance due to Loss)



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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)

In case of a re-issuance of Share Certificate(s) due to a loss thereof, a designated form together with Original copy or certified copy of the judgment declaring the nullification thereof shall be submitted.

Article 21 (Re-Issuance due to Stain or Destruction)

In case of a re-issuance of Share Certificate(s) due to a stain or destruction thereof, a designated form together with relevant Share Certificate(s) shall be submitted.

Article 22 (Re-Issuance due to full column)

In case of the columns to write the holder's name becoming full, relevant Share Certificate(s) shall be returned to the Company and new Share Certificate(s) shall be issued.


CHAPTER 8 REGISTRY OF FRACTIONAL SHARES AND HANDLING OF THE REQUEST TO PURCHASE
                               FRACTIONAL SHARES

Article 24 (Registry of Fractional Shares)

1 If a holder of fractional Shares created by the issuance, consolidation or split of Shares who does not want to be registered in the registry of fractional Shares shall submit a designated form by the date set by the Company.

2 If the form as stipulated in the preceding paragraph shall not be submitted, the Company shall register in the registry of fractional Shares the name and address of the holder of the fractional Share, the ratio of the fractional Shares against a Share and the date of the acquisition.

3 If a request for registering a transfer of fractional Shares is submitted due to the reasons other than a disposition of fractional Shares, a designated form shall be submitted. The provisions of Paragraph 2 of Article 5 shall apply, mutatis mutandis.

Article 25 (Manners of Request to Purchase Fractional Shares)

1 In case of a request to purchase fractional Shares, a designated form shall be submitted.

2 The request made pursuant to the provisions of the preceding paragraph shall become effective when such request shall be submitted to the places as stipulated in Article 2.

Article 26 (Purchase Price)

1 The purchase price shall be the amount calculated by multiplying (i) the closing price of one (1) Share on the date on which the request to purchase the fractional Shares pursuant to the preceding Article comes into effect (the "Date of Request") in the market opened by the Tokyo Stock Exchange (the "Tokyo Market") and (ii) the ratio of the fractional Shares in question to one (1) Share (the "Number of Fractional Shares").

2 If no transaction to sell and purchase the Share is made in the Tokyo Market on the Date of Request, the purchase price shall be the price at which the first transaction to sell and purchase the Shares is made in the Tokyo Market on the immediately succeeding day multiplied by the Number of Fractional Shares, and the same shall thereafter apply if no transaction to sell and purchase the Shares is made on such day.

Article 27 (Payment of the Purchase Price)

1 The payment of the purchase price shall be made immediately after the date of the determination of the purchase price as stipulated in the preceding Article.

2 The person who has requested the purchase may designate the manner of remittance or his/her receiving agent.

Article 28 (Time of the Transfer of Fractional Shares)

1 The transfer of the fractional Shares to the Company shall become effective when



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        the payment therefor shall be made pursuant to the provisions of the preceding Article.

2 The register in the registry of fractional Shares shall be made on the date when the transfer of the fractional Shares shall be come effective, provided, however, that the register of the fractional Shares regarding which the manner of remittance shall be designated pursuant to Paragraph 2 of the preceding Article shall be made when the procedures for the remittance shall be completed.

                           CHAPTER 9 HANDLING CHARGES

Article 29 (Handling Charges)

1 Handling charges for the issuance of Share Certificate in accordance with the provisions of Articles 10, 21 and 22 shall be the amount equal to the stamp duties per Share Certificate applicable to the relevant Share Certificate(s).

2 Handling charges for the purchase of the fractional Shares shall be the amount equal to the brokerage commission for the sell and purchase of one (1) Share multiplied by the Number of the fractional Shares to be purchased.

         CHAPTER 10 SPECIAL PROVISIONS REGARDING BENEFICIAL SHAREHOLDERS

Article 30 (Register in the Registry of Beneficial Shareholders)

The register in the Registry of Beneficial Shareholder shall be made based on the notice from the Japan Securities Depository Center (hereinafter called "Center") regarding beneficial Shareholders and beneficial Shareholders tags.

Article 31 (Tags of Beneficial Shareholders)

A Beneficial Shareholder shall submit a tag of Beneficial Shareholder through Participants.

Article 32 (Combining Shares)

If a person registered in the Registry of Shareholders is deemed to be the same person registered in the Registry of Beneficial Shareholder due to the same name and address, the number of Shares registered in both Registry shall be added up for the purpose of the exercise of such person's right as a Shareholder.

Article 33 (Various Report on Beneficial Shareholder)

The provisions stipulated in Chapter 5 shall apply, mutatis mutandis, to Beneficial Shareholders, provided, however, that the submission of relevant Share Certificate(s) shall not be required in case of the changes in the expression in the Registry of Beneficial Shareholders.

Article 33 (Others)

1 Other matters not stipulated in this Chapter regarding Beneficial Shareholders shall be as set forth by the Center.

2 Any report of a Beneficial Shareholder pursuant to the preceding paragraph shall be made through the Participant, provided, however, that a report of change of the reported seal may be made directly without involving the Participant.

Article 34 (Purchase of Fractional Shares Belonging to Beneficial Shareholder)

The provisions stipulated in Articles 25 through 28 shall apply mutatis mutandis to Beneficial Shareholders; provided, however, that the request by a Beneficial Shareholder for the purchase of its fractional Shares shall be made through the Participant and the Center.

Establishment: June 6, 2000
Amendment: November





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                                 REPRESENTATION

     The undersigned certifies that the foregoing is a fair and accurate English translation of the original Japanese language document.




                                   /s/ Tsunetoshi Ishibashi
                                   _______________________________________
                                   Tsunetoshi Ishibashi
                                   Chairman